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                                                                                                                          Exhibit 11

                THE DUN & BRADSTREET CORPORATION AND SUBSIDIARIES

                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
            ON A FULLY DILUTED BASIS FOR THE QUARTER ENDED MARCH 31,

Amounts in Millions, Except Per Share Data                                             1997           1996
                                                                                       ----           ----
                                                                                (Average share data in thousands)
Weighted average number of shares. . . . . . . . . . . . . . . . . . . . . . . . .  171,189            169,669
 . . . . . . . . . . .
Dilutive effect of shares issuable as of year-end under stock option
   plans, stock appreciation rights and restricted stock plan. . . . . . . . . . .    2,146                986
 . . . . . . .
Adjustment of shares applicable to stock options and stock
   appreciation rights exercised during the year. . . . . . . . . . . . . . . . .       173                113
 . . . . . . . . . . .
                                                                                  ---------        -----------
                                                                                  =========        ===========
Weighted average number of shares on a fully diluted basis  . . . . . . . . . . .   173,508            170,768
 . . . . ..
                                                                                  =========        ===========
                                                                                  =========        ===========

Income from Continuing Operations. . . . . . . . . . . . . . . .. . . . . . . . .     $38.0              $21.9
 . . . . . . . . . . .
Income from Discontinued Operations. .. . . . .  . . . . . . . . . . . . . . . . .        -               42.3
 . . . . . . . . . .
                                                                                  ========= ====== ===========
Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $38.0              $64.2
 . . . . . . . . . . . . . . . . . . .
                                                                                  ========= ====== ===========

Earnings Per Share of Common Stock on a Fully Diluted Basis:
 Continuing Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $0.22              $0.13
 . . . . . . . . . . . . . . . .
 Discontinued Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     -                  0.25
 . . . . . . . . . . . . . . .

                                                                                  ========= ====== ===========
Earnings Per Share of Common Stock . . . . . . . . . . . . . . . . . . . . . . . .    $0.22              $0.38
 . . . . . . . . . .
                                                                                  ========= ====== ===========


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